                         CONSENT OF INDEPENDENT AUDITORS

We  consent to the  reference  to our firm under the  caption  "Experts"  in the
Statement of Additional Information and to the use of our reports dated February
2, 2001,  with  respect to the  consolidated  financial  statements  of Security
Benefit Life Insurance Company and Subsidiaries and the financial  statements of
Variflex  included  in  Post-Effective  Amendment  No.  4  to  the  Registration
Statement  under the Securities  Act of 1933  (Registration  No.  333-36529) and
Amendment No. 5 to the Registration  Statement under the Investment  Company Act of 1940 (Registration No. 811-3957) on Form N-4 of Variflex Separate Account and
the related Statement of Additional  Information  accompanying the Prospectus of
Variflex ES Variable Annuity.

                                                 /s/ Ernst & Young LLP

Kansas City, Missouri
April 12, 2001